UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 15, 2008

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9466 (Commission File Number)	13-3216325 (IRS Employer Identification No.)

745 Seventh Avenue
New York, New York	10019
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:

(212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On September 15, 2008, Lehman Brothers Holdings Inc. (the “Registrant”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”) and on September 16, 2008, LB 745 LLC filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Court (In re Lehman Brothers Holdings Inc., et. al., Case Number 08-13555 (JMP) (jointly administered)).  The Registrant will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

In addition, the directors of certain affiliates of the Registrant in the United Kingdom, including Lehman Brothers International (Europe), Lehman Brothers Holdings Plc, Lehman Brothers Limited and LB UK RE Holdings Limited, have concluded that in the absence of ongoing financial support from the Registrant, they are or are likely to become unable to pay their debts as they fall due.  Accordingly, these companies have been placed into administration.

A copy of the press release announcing the Registrant’s intention to file, as well as the press release announcing the actual filing, are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

On September 16, 2008, the Registrant issued a press release announcing that the director of Lehman Brothers Holdings Japan Inc. and the board of directors of Lehman Brothers Japan Inc. (“LBJ”) have resolved for the companies to commence civil rehabilitation procedures under the Japan Civil Rehabilitation Law.  The Tokyo District Court ordered the protection on the companies as of September 16, 2008, pursuant to which the companies are prohibited from payment of obligations based on the causes arising on or before September 15, 2008, with certain exceptions.  The Financial Services Agency of the Japanese government also issued a business suspension order in relation to LBJ on September 15, 2008.

In addition, the Registrant announced that each of Lehman Brothers Asia Limited, Lehman Brothers Securities Asia Limited and Lehman Brothers Futures Asia Limited has suspended its operations with immediate effect, including ceasing to trade on the Hong Kong Securities Exchange and Hong Kong Futures Exchange, until further notice.  The Registrant’s asset management company, Lehman Brothers Asset Management Limited, will continue to operate on a business as usual basis.

A copy of the press release announcing the commencement of civil rehabilitation procedures under the Japan Civil Rehabilitation Law, as well as a press release announcing the suspension of operations of certain of the Registrant’s other Asian subsidiaries, are attached hereto as Exhibits 99.3 and 99.4 and are incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or Obligations under an Off-Balance Sheet Arrangement.

Direct Financial Obligations

The filing of the voluntary petition for relief described in Item 1.03 above (the “Voluntary Petition”) constituted an event of default or termination event and caused the automatic and immediate acceleration of all debt outstanding under a number of instruments and agreements relating to direct financial obligations of the Registrant (the “Accelerated Direct Financial Obligations”).  The Registrant believes that any efforts to enforce the payment obligations under the Accelerated Direct Financial Obligations are stayed as a result of the filing of the Voluntary Petition.  The material Accelerated Direct Financial Obligations include:

•                  substantially all of the unsecured cash capital credit facilities with various lenders under which the Registrant acts as borrower or as guarantor in the aggregate amount outstanding of approximately $2.6 billion;

•                  certain of the Registrant’s secured bilateral cash capital facilities arranged by Metropolitan Life Insurance Company, JPMorgan Chase Bank, N.A., Tokyo Branch, Danske Bank A/S, Commerzbank AG and State Street Bank & Trust Company in the aggregate amount outstanding of approximately $3.0 billion;

•                  certain other credit facilities and repurchase agreements in the aggregate amount of approximately $4.4 billion; and

•                  obligations under the Registrant’s U.S. commercial paper program in the amount of approximately $2.0 billion.

In the event additional material Accelerated Direct Financial Obligations later become calculable or known to the Registrant, information regarding such additional obligations is expected to be provided by a subsequent amendment to this Form 8-K.

In addition, the filing of the Voluntary Petition constituted an event of default under at least $138 billion of senior, subordinated and junior subordinated indebtedness of the Registrant issued under the following indentures:

•      Indenture, dated as of September 1, 1987, among Lehman Brothers Holdings Inc. and Citibank, N.A., as Trustee, as amended by the First Amendment, dated as of November 25, 1987, the Second Amendment, dated as of November 27, 1990, the Third Amendment, dated as of September 13, 1991, the Fourth Amendment, dated as of October 4, 1993, the Fifth Amendment, dated as of October 1, 1995, and the Sixth Amendment, dated as of June 26, 1997; and

•      Indenture, dated as of February 1, 1996, among Lehman Brothers Holdings Inc. and The Bank of New York Mellon Corporation, as trustee, as amended by the First Supplemental Indenture, dated as of February 1, 1996.

Termination of Commitments under Revolving Credit Facilities

Although there were no amounts outstanding under such facilities, the commitments under the Registrant’s two principal syndicated revolving credit facilities terminated automatically upon the filing of the Voluntary Petition.  These facilities are:

•                  the $2.0 billion Three Year Revolving Credit Agreement, dated as of March 14, 2008, among the Registrant, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent; and

•                  the $2.5 billion Revolving Credit Facility Agreement, dated April 16, 2007, among Lehman Brothers Bankhaus Aktiengesellschaft and Lehman Brothers Treasury Co. B.V., as borrowers, the Registrant, as guarantor, the lenders parties thereto and Citibank International plc, as facility agent.

In addition, the commitments under two revolving credit facilities of Lehman Brothers Commercial Bank, a subsidiary of the Registrant, in the amounts of $300 million and $150 million terminated automatically upon the filing of the Voluntary Petition.  There are no amounts currently outstanding under these facilities.

Derivative Contracts

The Registrant and its affiliates are parties to a large number of swaps, options, forwards and other derivative contracts with a variety of counterparties.  These derivatives are governed by approximately 7,000 master agreements.  The filing of the Voluntary Petition constituted an event of default and automatic early termination under certain of these master agreements and, in other instances, constituted an event of default allowing the applicable counterparties to terminate the agreements.  The accelerated obligations under these agreements are expected to be material, but the Registrant is unable to specify their amount at this time.

Off-Balance Sheet Arrangements

The filing of the Voluntary Petition may also have constituted an event of default or termination event and caused the automatic and immediate acceleration of all debt outstanding under other instruments and agreements relating to off-balance sheet arrangements of the Registrant or have led to termination of such instruments and agreements by the applicable counterparties (the “Accelerated Off-Balance Sheet Obligations”).  Additional information regarding the Registrant’s off-balance sheet arrangements is available in the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007.

In addition, the filing of the Voluntary Petition triggered an obligation to assign certain assets with a market value of approximately $206 million in connection with a participation agreement with Laodicea LLC.  Dresdner Bank AG London Branch acts as portfolio manager and administrative agent under the referral agency agreement relating to the participation agreement.

In the event additional material Accelerated Off-Balance Sheet Obligations later become calculable or known to the Registrant, information regarding such additional obligations is expected to be provided by a subsequent amendment to this Form 8-K.

Item 8.01. Other Events.

Dividends on Floating Rate Cumulative Preferred Stock, Series G

In light of the events described in Item 1.03, the monthly dividend payment on the Registrant’s Floating Rate Cumulative Preferred Stock, Series G, for the dividend period ended September 15, 2008, was not paid on September 15, 2008 as originally had been declared.

Ratings

Various credit ratings assigned to the Registrant and its subsidiaries, including Lehman Brothers Inc. (“LBI”) and their respective securities have recently been revised by nationally recognized statistical rating organizations. At September 15, 2008, the ratings of the Registrant and LBI, a wholly owned subsidiary of the Registrant and a registered broker-dealer, for short- and long-term senior borrowings were as follows:

	Registrant			Lehman Brothers Inc.
	Short-term	Long-term (Senior)	Long-term (Subordinated)	Short-term	Long-term (Senior)	Long-term (Subordinated)
Standard & Poor’s Ratings Services	C	CCC-	C	B	BB-	BB-
Moody’s Investors Service	Not Prime	B3	Caa2	Not Prime	B1	B3
Fitch Ratings	D	D	C	B	B	B-
Dominion Bond Rating Service Limited	D	D	D	R-5	CCC	C

Ratings are not a recommendation to purchase, hold or sell securities and may be changed, suspended or withdrawn at any time by the assigning rating agency. The Registrant’s and LBI’s current ratings and the rating outlooks currently assigned to the Registrant and LBI are dependent upon economic conditions and other factors affecting credit risk that are outside the control of the Registrant or LBI. Each rating should be evaluated independently of the others. Detailed explanations of the ratings may be obtained from the rating agencies.

No assurance can be given that further downgrades by the rating agencies of the credit ratings of participants in the financial services industry generally or of the Registrant specifically will not occur.  For a discussion of the consequences of any such potential downgrade on the Registrant’s business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity, Funding and Capital Resources—Credit Ratings” in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2008.

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits

The following Exhibits are filed as part of this Report.

Exhibit 99.1	Press Release of the Registrant, dated as of September 15, 2008, announcing the Registrant’s intent to file a voluntary petition for relief

Exhibit 99.2	Press Release of the Registrant, dated as of September 15, 2008, announcing the Registrant’s filing of a voluntary petition for relief

Exhibit 99.3	Press Release of the Registrant, dated as of September 16, 2008, announcing the commencement of civil rehabilitation procedures under the Japan Civil Rehabilitation Law

Exhibit 99.4	Press Release of the Registrant, dated as of September 16, 2008, announcing the suspension of operations of certain Asian subsidiaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: September 19, 2008	By:	/s/ Ian T. Lowitt
Name: Ian T. Lowitt
Title: Chief Financial Officer, Controller
and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit 99.1	Press Release of the Registrant, dated as of September 15, 2008, announcing the Registrant’s intent to file a voluntary petition for relief

Exhibit 99.2	Press Release of the Registrant, dated as of September 15, 2008, announcing the Registrant’s filing of a voluntary petition for relief

Exhibit 99.3	Press Release of the Registrant, dated as of September 16, 2008, announcing the commencement of civil rehabilitation procedures under the Japan Civil Rehabilitation Law

Exhibit 99.4	Press Release of the Registrant, dated as of September 16, 2008, announcing the suspension of operations of certain Asian subsidiaries